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                                                          Exhibit 21.1
                     3COM CORPORATION SUBSIDIARIES

3Com Asia Limited (Hong Kong)
3Com Asia Pacific Rim PTE Limited (Singapore)
3Com Australia Pty. Ltd. (Australia)
3Com (Austria) GesmbH (Austria)
3Com Benelux B.V. (The Netherlands)
3Com Bilgisayer Ticaret A.S. (Turkey)
3Com Bulgaria EOOD (Bulgaria)
3Com Canada Inc. (Toronto)
3Com Corporation Zagreb (Croatia)
3Com Costa Rica S.A. (Costa Rica)
3Com Credit Corporation (California, U.S.A.)
3Com do Brasil Servicos Ltda. (Brazil)
3Com de Chile S.A. (Chile)
3Com de Mexico, S.A. de C.V. (Mexico)
3Com Denmark AS (Denmark)
3Com Development Corporation (California, U.S.A.)
3Com Engineering Limited (United Kingdom)
3Com Europe Limited (United Kingdom)
3Com Far East Limited (Cayman Islands)
3Com GmbH (Germany)
3Com Holdings Limited (Cayman Islands)
3Com Hungary Kft (Hungary)
3Com Iberia S.A. (Spain)
3Com International, Inc. (Delaware, U.S.A.)
3Com International (New Zealand) Limited (New Zealand)
3Com IFSC (Ireland) (Ireland)
3Com India Pte. Ltd. (India)
3Com Ireland Technology Limited (Cayman Islands)
3Com Israel Limited (Israel)
3Com Japan K.K. (Japan)
3Com Korea Limited (Korea)
3Com Limited (United Kingdom)
3Com Mediteraneo S.r.l. (Italy)
3Com Nordic AB (Sweden)
3Com Pension Scheme (1996) Trustees Limited (United Kingdom)
3Com Philippines Inc. (Philippines)
3Com Polska sp. z.o.o. (Poland)
3Com Russia OOO (Russia)
3Com S.A. (France)
3Com (Schweiz) A.G. (Switzerland)
3Com Slovakia s.r.o. (Slovakia)
3Com South Asia PTE. Ltd. (Singapore)
3Com Technologies (Cayman Islands)
3Com (Thailand) Co. Ltd. (Thailand)
3Com U.K. Holdings Limited (United Kingdom)
3Com (U.K.) Limited (United Kingdom)
3Com Ventures, Inc. (Delaware, U.S.A.)
3Com World Trade, Inc. (Barbados)
Information Systems Group, Inc. (Utah, U.S.A.)
Lanworks Technologies Company (Canada)
Palm Computing Inc. (California, U.S.A.)
P.N.B., s.a. (France)
Smartcode Technologies (France)
U.S. Robotics Holdings Europe B.V. (Netherlands)
U.S. Robotics Logistics SARL (France)
U.S. Robotics Middle East Holdings, Inc. (Delaware, U.S.A)
U.S. Robotics s.a. (France/Delaware, U.S.A.)
U.S. Robotics Services Limited (Ireland)